Exhibit 99.1

NEWS RELEASE
	Contact:	Joseph C. Tusa, Jr., SVP & CFO
U.S. Concrete, Inc.
FOR IMMEDIATE RELEASE		817-835-4105

U.S. CONCRETE ANNOUNCES THE CLOSING OF ITS OFFERING OF $400 MILLION OF SENIOR NOTES DUE 2024

EULESS, Texas – June 7, 2016 – U.S. Concrete, Inc. (NASDAQ: USCR) (the “Company” or “U.S. Concrete”) announced today the closing of its offering of $400 million aggregate principal amount of its 6.375% senior notes due 2024 (the “Notes”) at an issue price of 100% of the aggregate principal amount of the Notes. The Notes mature on June 1, 2024, unless redeemed in accordance with their terms prior to such date. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes are senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by the Company’s existing and future restricted subsidiaries that guarantee obligations under its senior secured asset-based revolving credit facility (the “Revolving Facility”) or that guarantee certain of its other indebtedness or certain indebtedness of its restricted subsidiaries.

The Company used a portion of the net proceeds from this offering to repay all of the outstanding borrowings under the Revolving Facility and to make an irrevocable deposit that will be used to redeem all of its outstanding 8.500% Senior Secured Notes due 2018. The Company intends to use the remaining net proceeds for general corporate purposes, including funding the purchase price of future acquisitions to expand its current business.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About U.S. Concrete, Inc.

U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company operates 146 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, 14 producing aggregates facilities, three aggregates distribution terminals, two lime slurry facilities and one recycled aggregates facility. During 2015, U.S. Concrete sold approximately 7.0 million cubic yards of ready-mixed concrete and approximately 4.9 million tons of aggregates.

For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management’s belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding the intended use of proceeds from the offering of the Notes. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2015.

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